Exhibit 10.15.2

FIRST AMENDMENT TO

STOCKHOLDERS AGREEMENT

This FIRST AMENDMENT TO THE STOCKHOLDERS AGREEMENT, dated as of August17, 2009 (this “Amendment”), is made and entered into by and among TALECRIS BIOTHERAPEUTICS HOLDINGS CORP., a Delaware corporation (the “Company”), and TALECRIS HOLDINGS, LLC, a Delaware limited liability company (“Talecris LLC”).

WHEREAS, the Company, Talecris LLC and Bayer Healthcare LLC, a Delaware limited liability company (“Bayer”) and certain of its Affiliates entered into that certain Stockholders Agreement, dated as of March 31, 2005 (the “Talecris LLC Stockholders Agreement”);

WHEREAS, the Company, Talecris LLC and Bayer entered into that certain letter agreement, dated September 15, 2006 (the “Bayer Repurchase Agreement”), pursuant to which Bayer sold all of its remaining equity interest in the Company to the Company and ceased to have any further rights, obligations or interests in or under the Talecris LLC Stockholders Agreement;

WHEREAS, the Company, Talecris LLC and the individual stockholders signatory thereto (the “Employee Holders”) entered into that certain Stockholders Agreement, dated as of December 7, 2006 (the “Employee Stockholders Agreement”);

WHEREAS, Section 8.02 of the Talecris LLC Stockholders Agreement permits amendment of the Talecris LLC Stockholders Agreement pursuant to a written instrument signed by all of the parties to the Talecris LLC Stockholders Agreement that makes specific reference to the Talecris LLC Stockholders Agreement;

WHEREAS, the Company and Talecris LLC desire to amend the Talecris LLC Stockholders Agreement as provided herein;

NOW, THEREFORE, in consideration of the foregoing and the agreements specified in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company and Talecris LLC hereby agree as follows:

1.             Amendment of Section 4.01(a) of the Talecris LLC Stockholders Agreement.  Section 4.01(a) of the Talecris LLC Stockholders Agreement is hereby deleted in its entirety and replaced with the following:

(a)           Commencing six months following the consummation of an IPO, but not within 180 days after the consummation of any Public Offering, Talecris LLC shall have an unlimited number of rights to require the Company to file a Registration Statement under the Securities Act, covering all or any part of its Registrable Securities to be included in such registration and the intended method of distribution thereof.  Such request pursuant to this Section 4.01 is referred to herein as the “Demand Registration Request,” the registration so requested is referred to herein as the “Demand Registration” and the party making such request is the “Demanding Party.”  As promptly as practicable, but no later than ten Business Days after the receipt of the

Demand Registration Request, the Company shall give written notice (the “Demand Exercise Notice”) of such Demand Registration Request to all Stockholders party hereto and any other Stockholders with piggyback registration rights pursuant to Section 4.02 hereof or any similar agreement.

2.             Bayer and Bayer Parties not Parties to the Talecris LLC Stockholders Agreement.  The Company and Talecris LLC acknowledge and agree that as of the date of the closing of the transactions contemplated by the Bayer Repurchase Agreement, Bayer and the Bayer Parties ceased to be parties to the Talecris LLC Stockholders Agreement and ceased to have any rights, obligations or interests in or under the Talecris LLC Stockholders Agreement.  The term “Stockholders” as used in the Talecris LLC Stockholders Agreement shall refer to Talecris LLC and any other person who executes and delivers a joinder to the Talecris LLC Stockholders Agreement.

3.             Governing Law.  This Amendment shall be construed and enforced in accordance with the laws of the State Delaware, without regard to the principles of conflict of laws thereof.

4.             Captions; Counterparts.  The captions in this Amendment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Amendment.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.             Severability.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Talecris LLC Stockholders Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.             Effectiveness; No Other Amendments.  This Amendment shall be deemed effective as of the date first written above.  Except to the extent expressly amended by this Amendment, all terms of the Talecris LLC Stockholders Agreement shall remain in full force and effect without amendment, change or modification.  The Company and Talecris LLC expressly acknowledge and agree that this Amendment shall not change any of the terms of the Employee Stockholders Agreement and that the Employee Stockholders Agreement shall remain in full force and effect without any amendment, change or modification.

7.             References to Stockholder Agreement.  All references in the Talecris LLC Stockholders Agreement to the “Agreement” shall be deemed to be the Talecris LLC Stockholders Agreement as amended by this Amendment.

8.             Defined Terms.  Capitalized terms used but not defined herein shall have the meaning assigned to them in the Talecris LLC Stockholders Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

By:	/s/ Lawrence Stern
Name: Lawrence Stern
Title: Chairman and Chief Executive Officer

TALECRIS HOLDINGS, LLC

By: CERBERUS-PLASMA HOLDINGS, LLC
its Managing Member

By: CERBERUS PARTNERS, L.P.
its Managing Member

By: CERBERUS ASSOCIATES, L.L.C.
its General Partner

By:	/s/ Mark Neporent
Name: Mark Neporent
Title: Senior Managing Director